Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of C&J Energy Services, Inc. of our report dated February 28, 2012 with respect to the consolidated financial statements of C&J Energy Services, Inc. and Subsidiaries as of December 31, 2011 and 2010, and for each of the three years in the period ended December 31, 2011, included in this Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ UHY LLP

Houston, Texas

February 28, 2012